UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-50014	88-0478644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1126 West Foothill Blvd, Suite 105, Upland, CA		91786
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(909) 608-2035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2006, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $2,000,000 in callable convertible secured notes (the “Notes”) and (ii) warrants to purchase 50,000,0000 shares of our common stock (the “Warrants”).

Pursuant to the Securities Purchase Agreement, the Investors will purchase the Notes and Warrants in three tranches as set forth below:

1.	At closing on June 29, 2006 (“Closing”), the Investors purchased Notes aggregating $700,000 and warrants to purchase 50,000,0000 shares of our common stock;

2.	Upon the filing of a registration statement registering the shares of common stock underlying the Notes (“Registration Statement”), the Investors will purchase Notes aggregating $600,000; and,

3.	Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000.

The Notes carry an interest rate of 6% and a maturity date of June 27, 2009. The notes are convertible into our common shares at the Applicable Percentage of the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing.

At our option, we may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.05 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on any determination date is below $.05, we may prepay a portion of the outstanding principal amount of the Notes equal to 101% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

We simultaneously issued to the Investors seven year warrants to purchase 50,000,000 shares of our common stock at an exercise price of $.07.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

We are committed to filing an SB-2 Registration Statement with the SEC within 30 days from the Closing Date. We will receive the second tranche of the funding when the SB-2 is filed with the SEC and the third and final tranche of the funding when the SB-2 is declared effective by the SEC. There are penalty provisions for us should the filing not become effective within 120 days of the Closing Date. The notes are secured by all of our assets to the extent of the outstanding note.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of the first tranche of Notes described in Item 1.01 was completed on June 29, 2006. At the closing, the company became obligated to the Investors for $700,000 in face amount of the Notes. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes and Warrants referenced in Item 1.01 were offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

Exhibit Number	Description

4.1	Securities Purchase Agreement dated June 27, 2006 by and among the Company and the Investors
4.2	Form of Callable Convertible Secured Note by and among the Company and the Investors
4.3	Form of Stock Purchase Warrant by and among the Company and the Investors
4.4	Registration Rights Agreement by and among the Company and the Investors
4.5	Security Agreement by and among the Company and the Investors
4.6	Intellectual Property Security Agreement by and among the Company and the Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

Dated: August 10, 2006	By:	/s/ Chandana Basu
Chandana Basu
President

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